UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2015

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 26, 2015, the Company entered into a Settlement and General and Specific Release Agreement (the “Agreement”) with M&T Bank and the trustee in the bankruptcy cases relating to the Company’s former wholly owned subsidiaries Fenwick Automotive Products Limited and Introcan, Inc., and their subsidiaries and affiliates Rafko Logistics, Inc., Rafko Holdings, Inc., Rafko Enterprises, Inc., LH Distribution, Inc., and Flo-Pro, Inc.

The Agreement resolves the litigation and releases the claims made or threatened by those parties against the Company and its executives in exchange for a payment by the Company of $18.5 million, of which $9.25 million will be paid by the Company’s insurers under applicable insurance policies. None of the parties admit the allegations made by any other party, and the Agreement is being entered into for the purpose of avoiding the time, expense, inconvenience and delay incident to protracted litigation. The Agreement is subject to approval by the applicable courts and other customary conditions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: October 27, 2015	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President and General Counsel